                                                                    Exhibit 10.9
                                                                    ------------

                          EMPLOYEE MATTERS AGREEMENT


     This EMPLOYEE MATTERS AGREEMENT (this "Agreement") is entered into as of - July 13, 2000, between Marshall & Ilsley Corporation ("M&I"), a Wisconsin corporation, and Metavante Corporation ("Metavante"), a Wisconsin corporation. Capitalized terms used herein and not otherwise defined, shall have the respective meanings assigned to them in Article I hereof.

     WHEREAS, as set forth in the General Assignment and Assumption Agreement dated as of July 1, 2000 (the "Assignment and Assumption Agreement"), and subject to the terms and conditions thereof, M&I has transferred and assigned to Metavante substantially all of the assets and liabilities currently associated with the Metavante Business (as defined in the Assignment and Assumption Agreement) and the stock or similar interests currently held by M&I in subsidiaries and other entities that conduct such business (the "Transfer");

     WHEREAS, M&I and Metavante currently contemplate that, following the Transfer, Metavante will make an initial public offering (the "IPO") of Metavante common stock that will reduce M&I's ownership of Metavante on a fully diluted basis to not less than eighty and one-tenth percent (80.1%);

     WHEREAS, M&I intends, sometime after the IPO, to distribute all of its shares of Metavante common stock to M&I shareholders on a pro rata basis (the "Distribution");

     WHEREAS, the Transfer and the Distribution are intended to qualify as a tax-free reorganization and distribution under sections 368(a)(1)(D) and 355 of the Code; and

     WHEREAS, in furtherance of the foregoing, M&I and Metavante have agreed to enter into this Agreement to allocate between them assets, liabilities and responsibilities with respect to certain employee compensation, benefit plans and programs, and certain employment matters with respect to their employees.

     NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Wherever used in this Agreement, the following terms shall have the meanings indicated below, unless a different meaning is plainly required by the context. The singular shall include the plural, unless the context indicates otherwise. Headings of sections are used for convenience of reference only, and in case of conflict, the text of this Agreement, rather than such headings, shall control:

     1.1.  Affiliate. "Affiliates" means, with respect to any specified Person,
           ---------
any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such specified Person; provided, however, that for purposes of this Agreement, (i) M&I and its Subsidiaries (other than Metavante and its Subsidiaries) shall not be considered Affiliates of Metavante and (ii) Metavante and its Subsidiaries shall not be considered Affiliates of M&I.

     1.2.  Agreement. "Agreement" means this Employee Matters Agreement and all
           ---------
amendments made hereto from time to time.

     1.3.  COBRA. "COBRA" means the continuation coverage requirements for
           -----
"group health plans" under Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, and as codified in Code Section 4980B and ERISA Sections 601 through 608.

     1.4.  Code. "Code" means the Internal Revenue Code of 1986, as amended
           ----
from time to time.

     1.5.  DOL.  "DOL" means the United States Department of Labor.
           ---

     1.6.  Distribution. "Distribution" means a distribution by M&I to its
           ------------
shareholders on a pro rata basis of all the shares of Metavante Stock owned by M&I.

     1.7.  Distribution Date. "Distribution Date" means the date that the
           -----------------
Distribution is effective.

     1.8.  ERISA. "ERISA" means the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

     1.9.  FMLA. "FMLA" means the Family and Medical Leave Act of 1993, as
           ----
amended from time to time.

     1.10.  HCFA. "HCFA" means the United States Health Care Financing
            ----
Administration.

     1.11.  IRS. "IRS" means the United States Internal Revenue Service.
            ---

     1.12.  M&I. "M&I" means Marshall & Ilsley Corporation, a Wisconsin
            ---
corporation. In all such instances in which M&I is referred to in this Agreement, it shall also be deemed to include a reference to each member of the M&I Group, unless it specifically provides otherwise.

     1.13.  M&I Deferred Compensation Plan. "M&I Deferred Compensation Plan"
            ------------------------------
means the Marshall & Ilsley Corporation Executive Deferred Compensation Plan, as amended.

     1.14.  M&I Group. "M&I Group" means M&I and each Affiliate of M&I (or any
            ---------
predecessor organization thereof), but not including any member of the Metavante Group.

     1.15.  M&I Health Plans. "M&I Health Plans" means all medical,
            ----------------
pharmaceutical, and dental plans, programs or arrangements maintained by M&I for the benefit of the M&I Group.

     1.16.  M&I Health and Welfare Plans. "M&I Health and Welfare Plans" means
            ----------------------------
the health and welfare plans listed on Schedule 1 established and maintained by M&I for the benefit of employees and retirees of the M&I Group.

     1.17.  M&I Option. "M&I Option" means an option to purchase shares of M&I
            ----------
common stock which was granted under an M&I Option Plan prior to July 31, 2000 and is outstanding immediately prior to the Distribution.

     1.18.  M&I Option Plans. "M&I Option Plans" means the 1985, 1989, 1997 and
            ----------------
2000 Executive Stock Option and Restricted Stock Plans of M&I, as amended, the Valley Bancorporation ("Valley")1984 Incentive Stock Option Plan, the Valley 1986 Amended and Restated Stock Option Plan, the Valley 1988 Nonqualified Stock Option Plan, the Valley 1992 Incentive Stock Plan, the Security Capital Corporation 1993 Incentive Stock Option Plan and the Advantage Bancorp, Inc. 1995 Equity Incentive Plan.

     1.19.  M&I Retirement Program. "M&I Retirement Program" means the tax-
            ----------------------
qualified defined contribution and 401(k) plan sponsored by M&I.

     1.20.  M&I Supplemental Benefit Plan. "M&I Supplemental Benefit Plan"
            -----------------------------
means the M&I Supplementary Retirement Benefits Plan, as amended.

     1.21.  M&I VEBAs. "M&I VEBAs" means the M&I Corporation Voluntary Employee
            ---------
Benefits Association Trusts which are intended to be a voluntary employees' beneficiary association under Code Section 501(c)(9).

     1.22.  Metavante. "Metavante" means Metavante Corporation, a Wisconsin
            ---------
corporation. In all such instances in which Metavante is referred to in this Agreement, it shall also be deemed to include a reference to each member of the Metavante Group, unless it specifically provides otherwise.

     1.23. Metavante Employee. "Metavante Employee" means any individual who,
           ------------------
as of the Distribution Date, is: (a) either actively employed by, or on a leave of absence from, the Metavante Group; (b) a Metavante Terminated Employee; (c) an alternate payee under a QDRO, alternate recipient under a QMCSO, beneficiary, covered dependent, or qualified beneficiary (as such term is defined under COBRA), in each case, of an employee or former employee, described in clause (a) or (b) with respect to that employee's or former employee's benefit under the applicable Plan(s) (unless specified otherwise in this Agreement, such an alternate payee, alternate recipient, beneficiary, covered dependent, or qualified beneficiary shall not otherwise be considered an Metavante Employee with respect to any benefits he or she accrues or accrued under any applicable Plan(s), unless he or she is a Metavante Employee by virtue of clause (a) or
(b)); or (d) an employee or group of employees designated by M&I and Metavante, by mutual agreement, as Metavante Employees. An employee may be an Metavante Employee pursuant to this Section regardless of whether such employee is, as of the Distribution Date, alive, actively employed, on a temporary leave of absence from active employment, on layoff, terminated from employment, retired or on any other type of employment or post-employment status relative to an M&I Plan, and regardless of whether, as of the Distribution Date, such employee is then receiving any benefits from an M&I Plan.

     1.24. Metavante Group. "Metavante Group" means Metavante, M&I Asia
           ---------------
Pacific, Inc. and M&I EastPoint Technology, Inc. as well as any other Subsidiary of Metavante.

     1.25. Metavante Health and Welfare Plans. "Metavante Health and Welfare
           ----------------------------------
Plans" means the health and welfare plans to be established by Metavante pursuant to Article V or which Metavante chooses to establish in its sole discretion.

     1.26. Metavante Health Plans. "Metavante Health Plans" means the health
           ----------------------
plans, programs and arrangements to be established by Metavante pursuant to
Article V.

     1.27. Metavante Option. "Metavante Option" means an option to purchase
           ----------------
shares of Metavante common stock, which option shall be granted pursuant to the terms of the Metavante Option Plan.

     1.28. Metavante Option Plan. "Metavante Option Plan" means the 2000
           ---------------------
Metavante Stock Incentive Plan.

     1.29. Metavante Retirement Plan. "Metavante Retirement Plan" has the
           -------------------------
meaning set forth in Section 3.1 hereof.

     1.30. Metavante Stock. "Metavante Stock" means the common stock of
           ---------------
Metavante.

     1.31. Metavante Terminated Employee. "Metavante Terminated Employee"
           -----------------------------
means any individual who is a former employee of the Metavante Group, the M&I Data Services division of Marshall & Ilsley Corporation or M&I Data Services, Inc. (jointly referred to as "DS"), including any individual who retired from Metavante or DS. Notwithstanding the foregoing, "Metavante Terminated Employee" shall not, unless otherwise expressly provided to the contrary in this Agreement, include (a) any individual who is employed by a member of the M&I Group at the Distribution Date or (b) any individual who was employed by the item processing department of DS.

     1.32. Participating Employer. "Participating Employer" means: (a) M&I;
           ----------------------
(b) any Person (other than an individual) that M&I has approved for participation in, has accepted participation in, and which is participating in, any M&I Plan; or (c) any Person (other than an individual) which, by the terms of any M&I Plan, participates in such Plan or any employees of which, by the terms of such Plan, participate in or are covered by such Plan.

     1.33. Person. "Person" means an individual, a partnership, a corporation,
           ------
a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

     1.34. Plan. "Plan" means any plan, policy, program, payroll practice,
           ----
arrangement, contract, trust, insurance policy, or any agreement or funding vehicle providing compensation or benefits to employees, former employees or directors of any member of the M&I Group or the Metavante Group.

     1.35. QDRO. "QDRO" means a domestic relations order which qualifies under
           ----
Code Section 414(p) and ERISA Section 206(d) and which creates or recognizes an alternate payee's right to, or assigns to an alternate payee, all or a portion of the benefits payable to a participant under the M&I Retirement Program.

     1.36. QMCSO. "QMCSO" means a medical child support order which qualifies
           -----
under ERISA Section 609(a) and which creates or recognizes the existence of an alternate recipient's right to, or assigns to an alternate recipient the right to, receive benefits for which a participant or beneficiary is eligible under any of the Health Plans.

     1.37. Reorganization Agreement. "Reorganization Agreement" means the
           ------------------------
Reorganization Agreement dated as of July 13, 2000 between M&I and Metavante.

     1.38. Subsidiary. "Subsidiary" means, with respect to any Person, any
           ----------
other Person a majority of the equity ownership or voting stock of which is at the time owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person; provided, however, that unless the context otherwise requires prior to the Distribution, a Subsidiary of M&I shall only include Persons who would be a Subsidiary of M&I assuming the Distribution has occurred immediately prior to the determination as to whether such Person were a Subsidiary of M&I.

                                  ARTICLE II

                              GENERAL PRINCIPLES

     2.1. Termination of Participating Employer Status. Except as otherwise may
          --------------------------------------------
be mutually agreed upon by M&I and Metavante, effective as of the Distribution Date, each member of the

Metavante Group shall automatically cease to be a Participating Employer in any and all M&I Plans.

     2.2. Terms of Participation in Metavante Plans.
          -----------------------------------------

     (a)  Non-Duplication of Benefits. As of the Distribution Date or such
          ---------------------------
other date that applies to the particular Metavante Plan established hereunder, the Metavante Plans shall be, with respect to Metavante Employees, in all respects the successors in interest to, and shall not provide benefits that duplicate benefits provided by, the corresponding M&I Plans. M&I and Metavante shall agree on methods and procedures, including amending the respective Plan documents, to prevent employees from receiving duplicate benefits from the M&I Plans and the Metavante Plans. In all events, Metavante Employees shall no longer be participants in the M&I Plans as of the Distribution Date unless this Agreement specifically provides to the contrary.

     (b)  Service Credit. Except as specified otherwise in this Agreement, with
          --------------
respect to Metavante Employees, each Metavante Plan shall provide that all service, all compensation and all other benefit-affecting determinations that, as of the Distribution Date or such earlier date as a Metavante Plan shall become effective, were recognized under the corresponding M&I Plan shall, as of the Distribution Date or such earlier date as a Metavante Plan shall become effective, receive full recognition and credit and be taken into account under such Metavante Plan to the same extent as if such items occurred under such Metavante Plan, except to the extent that duplication of benefits would result. The service crediting provisions shall be subject to any respectively applicable "service bridging," "break in service," "employment date," "adjusted hire date" or "eligibility date" rules under the Metavante Plans, the M&I Plans or this Agreement. For a period of up to five years following the Distribution Date, M&I or Metavante shall recognize service with the other corporation that was recognized as of the Distribution Date, except to the extent provided in Section 2.2(a) above and, unless the Plan expressly contains a contrary provision or unless required by law, so long as the break in service from M&I or Metavante does not exceed five years.

     (c)  Assumption of Liabilities. The provisions of this Agreement for the
          -------------------------
transfer of assets relating to M&I Plans to Metavante and/or the appropriate Metavante Plans are based upon the understanding of the parties that Metavante and/or the appropriate Metavante Plan will assume all liabilities of the corresponding M&I Plan to or relating to Metavante Employees, as provided for herein. If any such liabilities are not effectively assumed by Metavante and/or the appropriate Metavante Plan, then the amount of transferred assets shall be recomputed accordingly, taking into account the retention of such liabilities by such M&I Plan, and assets shall be transferred from Metavante and/or the appropriate Metavante Plan to M&I and/or the appropriate M&I Plan so as to place Metavante and/or the appropriate Metavante Plan in the position it would have been in, had the initial asset transfer been made in accordance with such recomputed amount of assets.

     2.3. Metavante's Obligation to Establish and Maintain Plans'. Except as
          -------------------------------------------------------
otherwise provided in this Agreement, Metavante shall not be required to establish or maintain any Plan of any kind. Metavante may, at any time after the Distribution Date, amend, merge, modify, terminate, eliminate, reduce, or otherwise alter in any respect any Metavante Plan, any benefit under any Metavante Plan or any trust, insurance policy or funding vehicle related to any Metavante Plan (except to the extent prohibited by law).

     2.4. Payments from Metavante to M&I For Services or Benefits Prior to
          ----------------------------------------------------------------
Distribution Date. Metavante shall continue to reimburse M&I for all costs,
-----------------
expenses, fees and premiums which Metavante has historically paid to M&I for services or benefits provided to Metavante Employees of a nature governed by this Agreement from the date hereof through and including the Distribution Date unless this Agreement specifically provides to the contrary.

     2.5. Indemnification Provision. The indemnification provisions contained
          -------------------------
in Article III of the General Assignment and Assumption Agreement between M&I and Metavante dated as of July 1, 2000 shall apply to this Agreement as if incorporated herein in their entirety.

     2.6. Impact on M&I Plans. Nothing in this Agreement shall limit M&I's
          -------------------
right to amend, merge, modify, terminate, eliminate, reduce or otherwise alter in any respect any M&I Plan, any benefit under any M&I Plan or any trust, insurance policy or funding vehicle related to any M&I Plan (except to the extent prohibited by law).

                                  ARTICLE III

                          Qualified Retirement Plans


     3.1. Establishment of 401(k) Plan and Trust Required. Effective as of the
          ------------------------------------------------
Distribution Date or such other date upon which M&I and Metavante mutually agree, Metavante shall establish a profit sharing retirement plan (the "Metavante Retirement Plan") and a related trust intended to be qualified under Code Section 401(a) and to be exempt from taxation under Code Section 501(a). Metavante shall determine the features of the Metavante Retirement Plan; provided, however, that any optional form of distribution, other Code Section 411(d)(6) protected benefit, service rules, vesting rules and other features which must be preserved under Code requirements with respect to all or a portion of the transferred assets and liabilities described in Section 3.2 shall continue to be in effect with respect to the portion of transferred assets and liabilities to which such preservation requirement applies.

     3.2. Transfer of M&I Retirement Program Assets and Liabilities. Effective
          ---------------------------------------------------------
as of the date established pursuant to Section 3.1, (i) the Metavante Retirement Plan shall assume and be solely responsible for all liabilities for or relating to Metavante Employees under the M&I Retirement Program and (ii) M&I shall cause the accounts of the Metavante Employees under the M&I Retirement Program and assets attributable thereto that are held by its related trust as of such date to be transferred to the Metavante Retirement Plan and its related trust, and Metavante shall cause such transferred accounts and assets to be accepted by such plan and its related trust. Initially, the trust implementing the Metavante Retirement Plan shall be established with the same trustee as the trustee of the trust which implements the M&I Retirement Program. The transfer of assets shall be made in kind from the M&I trust to the Metavante trust. To the extent that Metavante has not made all 401(k) contributions due to the M&I Retirement Program as a participating sponsor thereof by the asset transfer date, Metavante will promptly make those contributions to the M&I trust following such date and the trustee of the M&I trust shall be instructed by M&I to immediately transfer such amounts in cash to the Metavante trust to be held in the accounts of Metavante Employees along with other transferred amounts. M&I and Metavante shall cooperate with one another and with the trustee in facilitating such transfer of final 401(k) contributions. Metavante further agrees to take all actions necessary to obtain, as soon as practicable, an Internal Revenue Service determination that Metavante's plan meets the requirements of Section 401(a) of the Code and that the trust which implements such plan meets the requirements of
Section 401(a) and is exempt from tax under Section 501(a) of the Code.

     3.3. No Distribution to Metavante Employees. No distribution of account
          --------------------------------------
balances shall be made to any Metavante Employee from the M&I Retirement Program or the Metavante Retirement Plan because of the fact that Metavante ceases to be affiliated with M&I and ceases to be a participating employer under the M&I Retirement Program. Such events shall not be treated as a termination of employment for plan purposes and distribution shall not be otherwise specifically permitted under plan terms as a result of the cessation of affiliation and of participating employer status.

     3.4. Final Year Contribution.
          -----------------------

          (a) Profit Sharing Contributions. If Metavante has not established
              ----------------------------
     the Metavante Retirement Plan effective for the plan year beginning January 1, 2001, profit sharing contributions shall be made by Metavante to the M&I Retirement Program for the plan year ending December 31, 2001 in an amount determined by M&I in its sole discretion based on compensation paid to Metavante Employees from January 1, 2001 through, but not after, the Distribution Date (or such earlier date agreed to pursuant to Section 3.1). Such contributions shall be made with respect to Metavante Employees who remain in Metavante's employ on December 31, 2001 (or retire, die or become disabled during calendar year 2001) and who are eligible for an allocation under Plan terms taking into account employment with Metavante after the Distribution Date (or such earlier date agreed to pursuant to Section 3.1); provided, however, that if M&I determines that such contributions must also be made to persons who were Metavante Employees on the Distribution Date (or such earlier date agreed to pursuant to Section 3.1) who are not highly compensated employees within the meaning of Code section

     414(q) and who terminate from Metavante prior to December 31, 2001 in order to preserve the tax qualified status of the M&I Retirement Program, contributions shall also be made for such individuals. Such contributions shall be made at a time to be determined by M&I which is on or before September 15, 2002. Upon receipt of such amounts by the M&I trust, the trustee shall immediately transfer them in cash to the Metavante trust where they shall be held in the accounts of Metavante Employees along with other monies transferred pursuant to Section 3.2. M&I and Metavante shall cooperate with one another and with the trustee in facilitating such transfer of final contributions.

          (b) Money Purchase Pension Contributions. If Metavante has not
              ------------------------------------
     established the Metavante Retirement Plan effective for the plan year beginning January 1, 2001, money purchase pension contributions shall be made by Metavante to the M&I Retirement Program for the plan year ending December 31, 2001 in the amount required under Plan terms based on compensation paid to Metavante Employees from January 1, 2001 through, but not after, the Distribution Date (or such earlier date agreed to pursuant to Section 3.1). Such contributions shall be made with respect to Metavante Employees who remain in Metavante's employ on December 31, 2001 (or retire, die or become disabled during calendar year 2001) and who are eligible under Plan terms taking into account employment with Metavante after the Distribution Date (or such earlier date agreed to pursuant to Section 3.1); provided, however, that if M&I determines that such contributions must also be made to persons who were Metavante Employees on the Distribution Date (or such earlier date agreed to pursuant to Section 3.1) who are not highly compensated employees within the meaning of Code Section 414(q) and who terminate from Metavante prior to December 31, 2001 in order to preserve the tax qualified status of the M&I Retirement Program, contributions shall also be made for such individuals. Such contributions shall be made at a time to be determined by M&I which is on or before September 15, 2002. Upon receipt of such amounts by the M&I trust, the trustee shall immediately transfer them in cash to the Metavante trust where they shall be held in the accounts of Metavante Employees along with other monies transferred pursuant to Section 3.2. M&I and Metavante shall cooperate with one another and with the trustee in facilitating such transfer of final contributions.

     3.5. Plan Loans. Effective as of the date established pursuant to Section
          ----------
3.1, all outstanding loans of Metavante Employees from the M&I Retirement Program shall be transferred to the Metavante Retirement Plan pursuant to
Section 3.2. As of such date, Metavante shall be solely responsible for implementing its own payroll system and making payroll deductions for repayment of such loans.

     3.6. Qualified Domestic Relations Orders. Effective as of the date
          -----------------------------------
established pursuant to Section 3.1, all QDROs pertaining to accounts of Metavante Employees under the M&I Retirement Program shall be transferred to the Metavante Retirement Plan pursuant to Section 3.2 and shall be the sole responsibility of Metavante.

     3.7. Testing.  M&I will conduct applicable nondiscrimination tests for
          -------
contributions made to the M&I Retirement Program for the plan year in which the date established pursuant to

Section 3.1 occurs. To the extent that M&I concludes that a distribution or reallocation must be made from a Metavante Employee's account balance in the M&I Retirement Program to facilitate compliance with such tests after such account balance has been transferred to the Metavante Retirement Plan, Metavante agrees that it will cause the Metavante Retirement Plan to make such distribution or reallocation as directed by M&I.

     3.8. Stock Considerations.  As a result of the Distribution and as a result
          --------------------
of the transfer of assets and liabilities from the M&I Retirement Program to the Metavante Retirement Plan described in Section 3.2, the assets of the M&I Retirement Program and the Metavante Retirement Plan shall each include common stock of both M&I and Metavante. Each shall be solely responsible for determining the extent to which its plan shall continue to hold the common stock of the other. M&I and Metavante each recognize that various legal requirements may be applicable to the holding of securities of M&I or Metavante in the plan sponsored by it and each agrees to be solely responsible for maintaining the plan sponsored by it in compliance with all applicable legal requirements. However, each party shall provide such information and deliver such notices to employees as may reasonably be requested by the other in order to facilitate compliance with applicable legal requirements.

                                  ARTICLE IV

                        NON-QUALIFIED RETIREMENT PLANS

     4.1. Establishment of Plans Discretionary. Unless otherwise provided
          ------------------------------------
herein, after the Distribution Date, Metavante may, but shall not be required to, establish any supplemental benefit, deferred compensation or other non-qualified retirement plan for the benefit of Metavante Employees. Metavante shall determine the material features of any such non-qualified retirement plans.

     4.2. Transfer of Liabilities and Assets. Metavante shall establish a
          ----------------------------------
deferred compensation plan for its employees. All liabilities for or relating to Metavante Employees under the M&I Deferred Compensation Plan and the M&I Supplemental Benefits Plan shall be transferred from M&I to Metavante on the Distribution Date, but only to the extent that a Metavante Employee consents to said transfer and releases M&I for any obligations it may have to the Metavante Employee under the M&I Deferred Compensation Plan and the M&I Supplemental Benefits Plan. If a Metavante Employee does not so consent, he or she shall be treated as if he or she terminated employment with M&I for all purposes and amounts held in the Plan(s) for his or her benefit shall be distributed in accordance with the Metavante Employee's distribution election under the M&I Deferred Compensation Plan. All assets held in the M&I Deferred Compensation Trust II which relate to the liabilities transferred pursuant to this Section
4.2 shall be transferred to a similar grantor trust which Metavante will establish at such time as the trust is effective.

                                   ARTICLE V

                           HEALTH AND WELFARE PLANS

     5.1. Establishment of Health and Welfare Plans. Except as provided
          -----------------------------------------
otherwise in this Article V, effective as of the Distribution Date or such earlier date(s) as M&I and Metavante may mutually agree, Metavante shall establish the Metavante Health and Welfare Plans.

     5.2. No Transfer of VEBA Assets. M&I maintains VEBAs, one or more for the
          --------------------------
M&I Health Plans and one for the M&I Long-Term Disability Income Plan. The M&I Long-Term Disability Income Plan is self-insured and a portion of the M&I Health Plans are self-insured. All assets in the M&I VEBAs shall continue to be held by the M&I VEBAs. To the extent of any shortage in any of the M&I VEBAs, Metavante shall contribute its proportional part of the underfunding to the M&I VEBA(s) upon notice by M&I. If there is overfunding in any of the M&I VEBAs, M&I shall refund to Metavante its proportional part of the overfunding when the amount thereof is determined. M&I shall determine if there is over-or underfunding in the M&I VEBA related to the M&I Long-Term Disability Income Plan using the same methodology it has historically used. The method to be used to determine whether there is over-or underfunding as regards the M&I VEBAs which relate to the M&I Health Plans will be as follows. Effective as of the Distribution Date, or, if earlier, the date that Metavante establishes the Metavante Health Plans, the assets held in the M&I VEBAs for the M&I Health Plans will be evaluated to determine if there is any shortage or excess funds. The excess or shortage will be determined by multiplying the claims and administrative expenses paid for the self-insured plans during that portion of the calendar year which precedes the effective date of the Metavante Health Plans, annualizing that amount, and multiplying by .22 to estimate the Incurred But Not Reported (IBNR) claim and expense amounts. If the Metavante Health Plans are effective as of January 1, the prior year's claims and administrative expenses paid will be multiplied by
 .22 to estimate the IBNR claim and expense amounts. The IBNR amount will be compared to the assets held in the M&I VEBAs as of the Distribution Date, or, if earlier, the date that Metavante establishes the Metavante Health Plans to determine if there is a shortage or excess funds. Metavante's share will be computed by multiplying such excess or shortage by a fraction, the numerator of which is premiums paid by Metavante Employees under the self-insured plans for the last full month prior to the effective date of the Metavante Health Plans and the denominator of which is the total premiums paid for the same period under the self-insured plans.

     5.3. Assumption of Health and Welfare Plan Liabilities.
          -------------------------------------------------

     (a)  General. Except as specified otherwise in this Agreement, all
          -------
liabilities for or relating to services rendered to Metavante Employees under the M&I Health and Welfare Plans prior to the Distribution Date shall remain liabilities of the M&I Health and Welfare Plans and all liabilities for or relating to services rendered to Metavante Employees on or after the Distribution Date shall be liabilities of the Metavante Health and Welfare Plans to the extent covered thereby. In no event will the M&I Health and Welfare Plans have any liability for services provided to Metavante Employees after the Distribution Date

     (b)  Hospitalizations. If a Metavante Employee is in a hospital or other
          ----------------
inpatient setting on the Distribution Date, the costs associated with such inpatient treatment shall be allocated between the M&I Health Plans and the Metavante Health Plans on a pro rata basis so that the M&I Health Plans bear the costs associated with such treatment for the number of days ending with the day prior to the Distribution Date and the Metavante Health Plans bear the cost associated with such treatment for the number of days beginning with the Distribution Date. The M&I Health Plans shall pay for such treatment and Metavante or the Metavante Health Plans shall reimburse the M&I Health Plans or the associated M&I VEBAs for that portion of the treatment which is its liability under this paragraph (b).

     5.4. Elections, Deductibles, Co-Payments and Maximum Benefits. In designing
          --------------------------------------------------------
the Metavante Health Plans, Metavante will use its reasonable efforts to recognize and give credit for (A) all amounts applied to deductibles, out-of-pocket maximums, co-payments and other applicable benefit coverage limits with respect to expenses incurred by Metavante Employees under the M&I Health Plans for that portion of the calendar year prior to the Distribution Date, and (B) all benefits paid to Metavante Employees under the M&I Health Plans for purposes of determining when such persons have reached their lifetime maximum benefits under, the Metavante Health Plans.

     5.5. HCFA Administration. As of the Distribution Date, Metavante shall
          -------------------
assume all liabilities relating to, arising out of or resulting from claims verified by M&I or Metavante under the HCFA data match reports that relate to Metavante Employees.

     5.6. COBRA. M&I shall be responsible to the Distribution Date, for
          -----
compliance with the health care continuation coverage requirements of COBRA and the M&I Health Plans with respect to Metavante Employees and qualified beneficiaries (as such term is defined under COBRA) whose qualifying COBRA event occurred while participating in the M&I Health Plans before the Distribution Date. Metavante shall be responsible for providing M&I with all necessary employee change notices and related information for covered dependents, spouses, qualified beneficiaries (as such term is defined under COBRA), and alternate recipients pursuant to QMCSOs, in accordance with applicable M&I COBRA policies and procedures. Effective as of the Distribution Date, Metavante shall be solely responsible for compliance with the health care continuation coverage requirements of COBRA and the Metavante Health Plans for Metavante Employees and their qualified beneficiaries (as such term is defined under COBRA) who have a qualifying COBRA event while participating in the Metavante Health Plans on or after the Distribution Date.

     5.7. Adoption of Metavante Health and Welfare Plans at an Earlier Date.
          -----------------------------------------------------------------
Notwithstanding anything contained in this Article V to the contrary, if Metavante establishes any of the Metavante Health and Welfare Plans prior to the Distribution Date, for example, because Metavante does not wish to have Metavante Employees change Plans in mid-year, the provisions of this Article V shall be modified so that the effective date of coverage for Metavante Employees under the Metavante Health and Welfare Plans replaces the Distribution Date above wherever it appears.

     5.8.  Flexible Spending Accounts. Effective as of January 1, 2001 or such
           --------------------------
other date as M&I and Metavante may agree, Metavante shall adopt and offer to Metavante Employees a Code Section 125 Plan containing flexible spending accounts. All liabilities for or relating to Metavante Employees under the M&I flexible spending accounts shall remain liabilities of the M&I Code Section 125 Plan for the period of January 1, 2000 through, but not after, December 31, 2000.

     5.9.  Long-Term Disability. If a former employee of Metavante is on long-
           --------------------
term disability as of the Distribution Date, that individual shall remain in the M&I Long-Term Disability Income Plan for so long as his or her disability (as defined in such M&I Plan) continues. If a Metavante Employee is on short-term disability as of the Distribution Date, that individual shall be eligible for participation in the M&I Long-Term Disability Income Plan at such time as the period of short-term disability expires for so long as his or her disability (as defined in such M&I Plan) continues. The M&I Long-Term Disability Income Plan currently provides that disabled individuals covered by the Plan are entitled to group-term life insurance continuation. Metavante agrees that it will provide such group term life insurance continuation for disabled Metavante Employees covered by the M&I Long-Term Disability Income Plan under the terms of this
Section 5.9 at Metavante's cost in the same face amounts as if M&I were providing such coverage under its Plan, and that M&I shall have no obligation to provide group-term life insurance coverage to those Metavante Employees. M&I shall administer all claims related to all such disabled Metavante Employees eligible for benefits under the M&I Long-Term Disability Income Plan and Metavante shall reimburse M&I for the cost of the long-term disability benefits and administrative and third-party costs associated with all such individuals. As is currently the case, Metavante will administer and bear the costs associated with making short-term disability payments to affected Metavante Employees. Metavante shall be under no obligation to establish or maintain a short-term or long-term disability Plan after the Distribution Date.

     5.10. Workers' Compensation. From and after the Separation Date, which
           ---------------------
shall be the Distribution Date or such earlier date upon which M&I and Metavante mutually agree, Metavante shall cease to be a sponsor of the insurance policy covering workers' compensation claims and the related stop loss policy and shall make its own arrangements for payment of workers' compensation claims. Metavante agrees to be responsible for any and all past, present and future workers' compensation claims of Metavante Employees which have not yet been paid at the Separation Date, whether arising before or after the Separation Date. Its responsibility shall extend to any and all direct and indirect costs relating to the claims of Metavante Employees including, but not limited to loss costs, claims administration fees and legal expenses.

     5.11. Directors and Officers Insurance. M&I maintains directors and
           --------------------------------
officers insurance policies (hereafter, "D&O Insurance") with a $2,000,000 deductible. Metavante agrees that it will obtain D&O Insurance for its officers and directors effective as of the Distribution Date and that it will coordinate coverage with M&I such that there is no period of time where current or former Metavante directors and officers are not covered by D&O Insurance for actions taken while serving in those positions. If the decision is made that M&I should purchase a tail under its D&O Insurance to cover Metavante directors and officers for actions occurring before the Distribution Date, but for which claims are not made until after the Distribution Date, and if M&I is able to do so, then Metavante shall pay the full cost of any such tail insurance. In addition, Metavante will reimburse M&I upon demand for any liability or costs covered by M&I's deductible, any claims in excess of the D&O Insurance policy limits or any claims determined to be outside of the coverage provided in connection with claims made against Metavante officers or directors. Metavante will also reimburse M&I for all administrative and other costs of administering, investigating and defending against such claims, including reasonable attorneys' fees, to the extent not otherwise reimbursed by the D&O Insurance. M&I will consult with Metavante in connection with all material decisions regarding claims against Metavante officers or directors pursuant to M&I's D&O Insurance which claims arise after the Distribution Date.

     5.12. Retiree Health Insurance. First, Metavante Employees who have
           ------------------------
retired from active service and are participating in M&I's retiree health program ("Retiree Health") as of the Distribution Date will continue to be eligible to participate in Retiree Health for so long as they elect to continue in program. Second, former Metavante employees who receive long-term disability benefits from M&I shall be entitled to participate. Third, Metavante Employees who would qualify for participation in Retiree Health if they were to retire from Metavante on or prior to the Distribution Date will be eligible to participate in Retiree Health if they continue to meet the eligibility requirements for the remainder of their service with Metavante or M&I (e.g., continue to participate in the Metavante or M&I Health Plans). Retiree Health is currently either a self-insured plan for covered persons until they reach age 65 or, alternatively, retirees can elect to be covered by an HMO, if permitted by the HMO. M&I sponsors a group Medicare Supplement policy for those participants who are age 65 or older. Metavante agrees that it will reimburse M&I upon demand for the health care and premium costs associated with Retiree Health attributable to Metavante Employees, less premiums paid directly by Metavante Employees. In addition, Metavante agrees that it will reimburse M&I upon demand for a portion of M&I's administrative costs and third-party charges based on the number of contracts attributable to Metavante Employees. The portion of the health care costs attributable to Metavante Employees for the self-insured portion of Retiree Health shall be determined based on the health care costs attributable to all retired and disabled participants (i.e. excluding active employees) for any applicable period, reduced by premium payments made by retired and disabled participants, and the number of retired and disabled participants covered by Retiree Health for such period.

     5.13  Metavante Employees on Severance as of the Distribution Date.
           ------------------------------------------------------------
Metavante shall continue to pay severance to eligible Metavante Employees whose employment terminated prior to the Distribution Date. If those employees have elected COBRA continuation coverage under the M&I Health Plan, they shall continue to receive such coverage under the M&I Health Plans and Metavante shall reimburse M&I for the cost of providing coverage to such employees.

                                  ARTICLE VI

                         EQUITY AND OTHER COMPENSATION

     6.1.  M&I Stock Purchase Plan.  M&I shall adjust the Offering Period, as
           -----------------------
defined in its 2000 Employee Stock Purchase Plan, for Metavante Employees who participate in the Plan so that the Offering Period ends on or prior to the record date for shareholders who are eligible to receive shares of Metavante Stock in the Distribution. Metavante shall be under no obligation to establish or maintain an employee stock purchase plan after the Distribution Date.

     6.2.  M&I and Metavante Option Plans. In connection with the Distribution,
           ------------------------------
persons who hold M&I Options will be given an election. Employees and continuing directors of members of the M&I Group on the Distribution Date (other than Metavante Employees) will have the choice of (i) having the exercise price for their M&I Options adjusted to reflect the Distribution and at the same time receiving options over Metavante Stock, all in accordance with the formulas set forth on Exhibit A hereto ("Tandem Options") or (ii) having the exercise price and number of option shares represented by their M&I Options adjusted to reflect the Distribution so that they will hold solely options for M&I common stock in accordance with the formula set forth on Exhibit A hereto. Metavante Employees currently employed by the Metavante Group on the Distribution Date will have the choice of (i) Tandem Options or (ii) having the exercise price and number of option shares represented by their M&I Options adjusted to reflect the Distribution so that they will hold solely options for Metavante Stock in accordance with the formula set forth on Exhibit A hereto. Holders of M&I Options who are retired employees and directors, and current employees or directors who make no election, will automatically receive Tandem Options. All options for Metavante Stock, whether issued as Tandem Options or in exchange for M&I Options, will be issued under the Metavante Option Plan (the "New Options"). The terms of the New Options will be substantially identical to the prior M&I Options except they will be for Metavante Stock, the number of shares and the exercise price will be adjusted as set forth in Exhibit A, attached, and M&I's Executive Compensation Committee may make such other changes as they deem necessary to achieve the objectives of this provision and the Metavante Option Plan so long as such changes do not result in any adverse accounting consequences for M&I or Metavante. M&I and Metavante agree that each company will issue options under their respective option plans consistent with the elections made by each eligible employee or the default provisions of this Agreement. Prior to the Distribution, Metavante shall register on a Form S-8 Registration Statement filed with the Securities and Exchange Commission all shares which may be issued pursuant to the Metavante Option Plan. Following the grant of the Metavante Options under the Metavante Option Plan, Metavante shall deliver to each person receiving a Metavante Option a prospectus and such other documents that are required to be delivered pursuant to the applicable rules and regulations under the Securities Act of 1933, as amended.

     6.3.  Administrative Matters. M&I and Metavante shall adopt such
           ----------------------
procedures and information sharing practices necessary or appropriate to permit M&I to administer and maintain the M&I Option Plans and Metavante to administer and maintain the Metavante Option Plan (including, for example, timely informing the other of any termination of employment that affects the exercise period of an M&I Option or Metavante Option). In addition, Metavante shall deliver to Metavante Employees any prospectuses, notices or other documents provided by M&I relating to the M&I Option Plans and M&I shall deliver to its employees any prospectuses, notices or other documents provided by Metavante relating to the Metavante Option Plan.

     6.4.  Fees and Expenses. M&I shall be responsible for all fees and
           -----------------
expenses relating to the M&I Option Plans and Metavante shall be responsible for all fees and expenses relating to the Metavante Option Plan.

                                  ARTICLE VII

                            ADMINISTRATIVE MATTERS

     7.1.  Reporting and Disclosure Communications to Participants. While
           -------------------------------------------------------
Metavante is a Participating Employer in the M&I Plans, Metavante shall take, or cause to be taken, all actions necessary or appropriate to facilitate the distribution of all M&I Plan-related communications and materials to Metavante Employees, including (without limitation) summary plan descriptions and related summaries of material modification(s), summary annual reports, investment information, prospectuses, notices and enrollment material for the M&I Plans and Metavante Plans. Metavante shall reimburse M&I for any and all actual costs and expenses relating to the copies of all such documents provided to Metavante, except to the extent such costs are otherwise addressed in this Agreement or pursuant to another agreement between the parties. Metavante shall assist, and Metavante shall cause each other applicable member of the Metavante Group to assist, M&I in complying with all reporting and disclosure requirements of ERISA and the Code, including the preparation of Form Series 5500 annual reports for the M&I Plans, where applicable.

     7.2.  Audits Regarding Vendor Contracts. For the period beginning as of
           ---------------------------------
the Distribution Date and ending on such date as M&I and Metavante may mutually agree, M&I and Metavante and their duly authorized representatives shall have the right to conduct joint audits with respect to any vendor contracts that relate to both the M&I Health and Welfare Plans and the Metavante Health and Welfare Plans. The scope of such audits shall encompass the review of all correspondence, account records, claim forms, canceled drafts (unless retained by the bank), provider bills, medical records submitted with claims, billing corrections, vendors' internal corrections of previous errors and any other documents or instruments relating to the services performed by the vendor under the applicable vendor contracts. M&I and Metavante shall agree on the performance standards, audit methodology, auditing policy and quality measures, reporting requirements, and the manner in which costs incurred in connection with such audits will be shared.

     7.3.  Employee Identification Numbers. Until the Distribution Date, M&I
           -------------------------------
and Metavante shall not change any employee identification numbers assigned by M&I. M&I and Metavante mutually agree to establish a policy pursuant to which employee identification numbers assigned to either employees of M&I or Metavante shall not be duplicated between M&I and Metavante.

     7.4.  Requests for IRS and DOL Opinions. M&I and Metavante shall make such
           ---------------------------------
applications to regulatory agencies, including the IRS and DOL, as may be necessary or appropriate. Metavante and M&I shall cooperate fully with one another on any issue relating to the transactions contemplated by this Agreement for which M&I and/or Metavante elects to seek a determination letter or private letter ruling from the IRS or an advisory opinion from the DOL.

Metavante shall reimburse M&I for all out-of-pocket costs and expenses incurred by M&I in connection with any such applications made on behalf of Metavante.

     7.5.  Fiduciary Matters. M&I and Metavante each acknowledge that actions
           -----------------
contemplated to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable law, and no party shall be deemed to be in violation of this Agreement if such party fails to comply with any provisions hereof based upon such party's good faith determination that to do so would violate such a fiduciary duty or standard.

     7.6.  Consent of Third Parties. If any provision of this Agreement is
           ------------------------
dependent on the consent of any third party (such as a vendor) and such consent is withheld, M&I and Metavante shall use their commercially reasonable efforts to implement the applicable provisions of this Agreement. If any provision of this Agreement cannot be implemented due to the failure of such third party to consent, M&I and Metavante shall negotiate in good faith to implement the provision in a mutually satisfactory manner.

     7.7.  Tax Cooperation. In connection with the interpretation and
           ---------------
administration of this Agreement, M&I and Metavante shall take into account the agreements and policies established pursuant to the Reorganization Agreement and the parties' intent to qualify the Distribution as a tax-free reorganization under the Code.

                                 ARTICLE VIII

                          EMPLOYMENT-RELATED MATTERS

     8.1.  Terms of Metavante Employment. Except as otherwise provided in this
           -----------------------------
Agreement, Metavante shall have sole responsibility for determining all basic terms and conditions of employment for Metavante Employees including, without limitation, their pay and benefits in the aggregate. Nothing in this Agreement or any other agreement between the parties should be construed to change the at-will status of any of the employees of the M&I Group or the Metavante Group, other than the anticipated Employment Agreement between Metavante and Joseph L. Delgadillo.

     8.2.  Confidentiality and Proprietary Information. No provision of this
           -------------------------------------------
Agreement or any other agreement between the parties shall be deemed to release any individual for any violation of an M&I or Metavante agreement or policy pertaining to confidential or proprietary information of any member of the M&I Group or Metavante Group, as the case may be, or otherwise relieve any individual of his or her obligations under such agreement or policy.

     8.3.  Non-Termination of Employment; No Third-Party Beneficiaries. No
           -----------------------------------------------------------
provision of this Agreement or any other agreement between the parties shall be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any Metavante Employee, employee of M&I or other future, present or former employee of Metavante or M&I under any Metavante Plan, M&I Plan or otherwise. Without limiting the generality of the foregoing, except as provided in this Agreement, neither the Distribution nor the termination of the Participating Employer status of Metavante or any member of the Metavante Group shall cause any employee to be deemed to have incurred a termination of employment.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1.  Effect if Distribution Does Not Occur. If the Distribution does not
           -------------------------------------
occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Distribution Date, or otherwise in connection with the Distribution, shall not be taken or occur except to the extent specifically agreed by Metavante and M&I.

     9.2.  Relationship of Parties. Nothing in this Agreement shall be deemed
           -----------------------
or construed by the parties or any third party as creating the relationship of principal and agent, partnership or joint venture between the parties, the understanding and agreement being that no provision contained herein, and no act of the parties, shall be deemed to create any relationship between the parties other than the relationship set forth herein.

     9.3.  Affiliates. Each of M&I and Metavante shall cause to be performed,
           ----------
and hereby guarantee the performance of, any and all actions of the M&I Group or the Metavante Group, respectively.

     9.4.  Governing Law. To the extent not preempted by applicable federal
           -------------
law, this Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Wisconsin, without giving effect to its conflicts of laws provisions.

     9.5.  Notices. Any notice, request, instruction or other document to be
           -------
given or delivered under this Agreement by any party to another party shall be in writing and shall be deemed to have been duly given or delivered when (1) delivered in person or sent by telecopy to the facsimile number indicated below with a required confirmation copy sent in accordance with clause (2) below, (2) deposited in the United States mail, postage prepaid and sent certified mail, return receipt requested or (3) delivered to Federal Express or similar service for overnight delivery to the address of the party set forth below:

     If to M&I or any M&I Affiliate to:

          Marshall & Ilsley Corporation
          770 North Water Street
          Milwaukee, Wisconsin 53202
          Attention: Paul Renard,
            Senior Vice President
          Facsimile: (414)765-7812

     If to Metavante or any Metavante Affiliate to:

          Metavante Corporation
          4900 West Brown Deer Road
          Brown Deer, Wisconsin 53224
          Attention: Colleen Stenholt,
            Senior Vice President
          Facsimile: (414)357-2242

     With a copy to:

          Metavante Corporation
          4900 West Brown Deer Road
          Milwaukee, WI 53224
          Attention: N. "Norrie" J. Daroga,
            Senior Vice President and General Counsel
          Facsimile: (414) 362-1705

Either party may, by written notice to the other parties, change the address or the party to which any notice, request, instruction or other document is to be delivered.

     9.6.  Severability. If any term or other provision of this Agreement is
           ------------
determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible and in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest possible extent.

     9.7.  Amendment. Metavante and M&I may mutually agree to amend the
           ---------
provisions of this Agreement at any time or times, either prospectively or retroactively, to such extent and in such manner as they mutually deem advisable (subject to procedures required to amend Plans). Such amendment will only be effective if made in writing.

     9.8   Successors. This Agreement shall be binding on and inure to the
           ----------
benefit and detriment of any successor, by merger, acquisition of assets or otherwise, to any of the parties hereto, to the same extent as if such successor had been an original party.

     9.9.  Conflict. In the event of any conflict between the provisions of
           --------
this Agreement and any other agreements between the parties or any other Plans, the provisions of this Agreement shall control except to the extent prohibited by law.

     9.10. Counterparts. This Agreement may be executed in two or more
           ------------
counterparts each of which shall be deemed to be an original, but all of which together shall constitute but one and the same Agreement.

     9.11  Authorization, Etc. Each of the parties hereto hereby represents and
           ------------------
warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

     9.12  Entire Agreement. This Agreement contains the entire agreement among
           ----------------
the parties hereto with respect to the subject matter hereof and supersedes any prior oral understandings among the parties as to the subject matter hereof.

     9.13. Waivers, Etc. No failure or delay on the part of the parties in
           ------------
exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No modification or waiver of any provision of this Agreement nor consent to any departure by the parties therefrom shall in any event be effective unless the same shall be in writing, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

     9.14  Further Assurances. M&I and Metavante each agree to execute,
           ------------------
acknowledge, deliver, file, record and publish such further certificates, amendments to certificates, instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, each of the parties have caused this Employee Matters Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.


                              MARSHALL & ILSLEY CORPORATION


                              By: _____________________________________
                              Name: ___________________________________
                              Title: __________________________________


                              METAVANTE CORPORATION


                              By: _____________________________________
                              Name: ___________________________________
                              Title: __________________________________

                                    EXHIBITS


Exhibit A    Formulas

                                   Schedules

Schedule 1  M&I Health and Welfare Plans

The above exhibit and schedule to this exhibit have been omitted. The exhibit and schedule will be furnished supplementally to the Securities and Exchange Commission upon request.